Exhibit 99

Acadia Healthcare Reports Fourth Quarter 2019 Results

Company Provides Full Year and First Quarter 2020 Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 27, 2020--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2019, that were in line with the Company’s previously issued guidance. Revenue was $780.2 million for the fourth quarter, up 4.9% from $743.5 million for the fourth quarter of 2018. Net loss attributable to Acadia stockholders for the fourth quarter of 2019 was $11.3 million, or $0.13 per diluted share, compared with a net loss of $331.6 million, or $3.80 per diluted share, for the fourth quarter of 2018.

For the fourth quarter, Acadia’s total same facility revenue increased 4.5% compared with the fourth quarter of 2018, including a 0.4% increase in patient days and a 4.1% increase in revenue per patient day. Total same facility EBITDA margin increased 20 basis points to 22.0%. U.S. same facility revenue increased 5.5%, including a 2.4% increase in patient days and a 3.0% increase in revenue per patient day. U.S. same facility EBITDA margin increased 30 basis points to 25.0%. For the U.K. operations, same facility revenue was up 2.7% for the fourth quarter of 2019 from the fourth quarter last year, reflecting a 4.7% increase in revenue per patient day offset by a 2.0% decrease in patient days. U.K. same facility EBITDA margin declined 40 basis points to 16.1%. Acadia’s consolidated adjusted EBITDA for the fourth quarter of 2019 was $144.4 million, compared with $133.9 million for the fourth quarter of 2018.

Results for the fourth quarter of 2019 include transaction-related expenses of $11.8 million, an impairment charge of $54.4 million, which relates to a non-cash impairment of property and equipment at certain closed facilities, and the income tax effect of adjustments to income of $9.9 million based on a tax rate of 18.1%. Adjusted income attributable to Acadia stockholders per diluted share was $0.51 for the fourth quarter of 2019.

A reconciliation of all non-GAAP financial results in this press release appears beginning on page 8.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “Results for this quarter were in line with our expectations. Our U.S. facilities showed improvement across key metrics, as we continued to address and resolve certain facility issues that affected our results in the third quarter. Our U.K. facilities continue to see stability in their operating trends.

“During the fourth quarter, we added 171 beds to Acadia’s operations, including 150 beds in our U.S. operations and 21 beds in the U.K. For the full year, we added 585 beds to existing and new facilities, including 519 beds in the U.S. Moving forward to 2020, we expect to add approximately 600 beds in the U.S. We are excited about the opportunities ahead for Acadia to extend our market reach and advance our position as a leading operator of behavioral healthcare facilities.

“We launched a formal process regarding the sale of our U.K. business in January 2020, following the U.K. elections and preliminary discussions with prospective buyers at the end of last year. Consistent with market practice for U.K. transactions of this nature, and in conjunction with our advisors, we solicited and now have received initial, non-binding offers to acquire our U.K. business from multiple bidders. We are currently in the second phase of the sale process, during which interested bidders will receive proposed transaction documents and complete their confirmatory due diligence. We will continue to work with our financial and legal advisors and will update the market when and as we determine it is appropriate,” added Osteen.

Acadia today established its financial guidance for the full year 2020, as follows:

  Revenue in a range of $3.28 billion to $3.34 billion;
  Adjusted EBITDA in a range of $610 million to $630 million;
  Adjusted earnings per diluted share in a range of $2.20 to $2.40;
  Stock compensation expense of approximately $22 million;
  Depreciation & amortization expense in a range of $175 million to $180 million;
  Interest expense in a range of $172 million to $177 million;
  Total weighted average shares outstanding (diluted) of approximately 88.1 million;
  Operating cash flows in a range of $375 million to $410 million;
  Total capital expenditures in a range of $330 million to $350 million, including approximately $90 million for maintenance capital expenditures;
  An exchange rate of $1.30 per British Pound Sterling; and
  A tax rate of approximately 17%.

Acadia also established its financial guidance for the first quarter of 2020, as follows:

  Revenue in a range of $795 million to $805 million;
  Adjusted EBITDA in a range of $133 million to $137 million; and
  Adjusted earnings per diluted share in a range of $0.37 to $0.42.

The Company’s guidance does not include the impact of any future acquisitions, divestitures or transaction-related expenses.

Osteen concluded, “We expect to see continued improvement and high single-digit revenue growth and EBITDA margin improvement in the second half of 2020 for our U.S. facilities. Our first quarter guidance reflects the ongoing progress we continue to realize regarding the implementation of our facility improvement plans, operational improvement initiatives and numerous growth initiatives. With respect to our operational improvement initiatives, we believe we will achieve approximately $20 million in annualized cost savings by the end of 2020, which is in line with our original announcement in May of last year. We are pleased with our progress to date and look forward to realizing the incremental benefits of our strategy while we continue to support our patients with the highest quality of care. In the U.K., we anticipate our revenue growth will be driven by re-tooled beds coming back online and improved occupancy trends.”

EBITDA is defined as net (loss) income adjusted for net income attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs, legal settlements expense and loss on impairment. Adjusted income is defined as net (loss) income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, legal settlements expense, loss on impairment and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Friday, February 28, 2020. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 14, 2020.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iii) Acadia’s efforts to sell its U.K. operations may not result in any definitive transaction or enhance stockholder value; (iv) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (v) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (vi) potential reductions in payments received by Acadia from government and fourth-party payors; (vii) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (viii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (ix) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At December 31, 2019, Acadia operated a network of 585 behavioral healthcare facilities with approximately 18,200 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share amounts)

Revenue	$780,232	$743,547	$3,107,462	$3,012,442

Salaries, wages and benefits (including equity-based compensation expense of $2,985, $2,728, $17,307 and $22,001, respectively)	428,781	413,162	1,717,180	1,659,348
Professional fees	63,395	60,437	240,983	227,425
Supplies	31,400	30,356	123,061	119,314
Rents and leases	21,369	19,892	82,229	80,282
Other operating expenses	93,916	88,521	375,433	354,498
Depreciation and amortization	41,767	39,472	164,044	158,832
Interest expense, net	43,710	47,704	187,094	185,410
Debt extinguishment costs	-	875	-	1,815
Legal settlements expense	-	22,076	-	22,076
Loss on impairment	54,386	337,889	54,386	337,889
Transaction-related expenses	11,756	24,499	27,064	34,507
Total expenses	790,480	1,084,883	2,971,474	3,181,396
(Loss) income before income taxes	(10,248)	(341,336)	135,988	(168,954)
Provision for (benefit from) income taxes	65	(9,807)	25,866	6,532
Net (loss) income	(10,313)	(331,529)	110,122	(175,486)
Net income attributable to noncontrolling interests	(941)	(108)	(1,199)	(264)
Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(11,254)	$(331,637)	$108,923	$(175,750)

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$(0.13)	$(3.80)	$1.24	$(2.01)
Diluted	$(0.13)	$(3.80)	$1.24	$(2.01)

Weighted-average shares outstanding:
Basic	87,674	87,382	87,612	87,288
Diluted	87,674	87,382	87,816	87,288

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2019	2018
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$124,192	$50,510
Accounts receivable, net	339,775	318,087
Other current assets	78,244	81,820
Total current assets	542,211	450,417
Property and equipment, net	3,224,034	3,107,766
Goodwill	2,449,131	2,396,412
Intangible assets, net	90,357	88,990
Deferred tax assets	3,339	3,468
Derivative instrument assets	-	60,524
Operating lease right-of-use assets	501,837	-
Other assets	68,233	64,927
Total assets	$6,879,142	$6,172,504

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$43,679	$34,112
Accounts payable	127,045	117,740
Accrued salaries and benefits	122,552	113,299
Current portion of operating lease liabilities	29,140	-
Other accrued liabilities	141,160	151,226
Total current liabilities	463,576	416,377
Long-term debt	3,105,420	3,159,375
Deferred tax liabilities	71,860	80,372
Operating lease liabilities	502,252	-
Derivative instrument liabilities	68,915	-
Other liabilities	128,587	154,267
Total liabilities	4,340,610	3,810,391
Redeemable noncontrolling interests	33,151	28,806
Equity:
Common stock	877	874
Additional paid-in capital	2,557,642	2,541,987
Accumulated other comprehensive loss	(414,884)	(462,377)
Retained earnings	361,746	252,823
Total equity	2,505,381	2,333,307
Total liabilities and equity	$6,879,142	$6,172,504

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2019	2018
	(In thousands)
Operating activities:
Net income (loss)	$110,122	$(175,486)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	164,044	158,832
Amortization of debt issuance costs	11,987	10,456
Equity-based compensation expense	17,307	22,001
Deferred income taxes	1,780	(9,714)
Debt extinguishment costs	-	1,815
Legal settlements expense	-	22,076
Loss on impairment	54,386	337,889
Other	4,035	12,371
Change in operating assets and liabilities:
Accounts receivable, net	(19,060)	(16,821)
Other current assets	(1,344)	13,864
Other assets	(73)	2,762
Accounts payable and other accrued liabilities	(21,354)	26,054
Accrued salaries and benefits	7,820	15,748
Other liabilities	3,254	(5,219)
Net cash provided by continuing operating activities	332,904	416,628
Net cash used in discontinued operating activities	-	(2,548)
Net cash provided by operating activities	332,904	414,080

Investing activities:
Cash paid for acquisitions, net of cash acquired	(45,677)	-
Cash paid for capital expenditures	(284,682)	(341,462)
Cash paid for real estate acquisitions	(7,618)	(18,383)
Settlement of foreign currency derivatives	105,008	-
Proceeds from sale of property and equipment	18,076	8,248
Other	13,752	(9,367)
Net cash used in investing activities	(201,141)	(360,964)

Financing activities:
Borrowings on revolving credit facility	76,573	-
Principal payments on revolving credit facility	(76,573)	-
Principal payments on long-term debt	(52,984)	(39,738)
Repayment of long-term debt	-	(21,920)
Common stock withheld for minimum statutory taxes, net	(1,649)	(3,407)
Distributions to noncontrolling interests	(154)	-
Other	(6,840)	(2,265)
Net cash used in financing activities	(61,627)	(67,330)

Effect of exchange rate changes on cash	3,546	(2,566)

Net increase (decrease) in cash and cash equivalents	73,682	(16,780)
Cash and cash equivalents at beginning of the period	50,510	67,290
Cash and cash equivalents at end of the period	$124,192	$50,510

Effect of acquisitions:
Assets acquired, excluding cash	$49,715	$-
Liabilities assumed	(4,038)	-
Cash paid for acquisitions, net of cash acquired	$45,677	$-

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Same Facility Results (a,c)
Revenue	$742,391	$710,304	4.5%	$2,957,051	$2,813,676	5.1%
Patient Days	1,133,208	1,128,348	0.4%	4,547,523	4,480,163	1.5%
Admissions	42,977	42,372	1.4%	176,120	169,835	3.7%
Average Length of Stay (b)	26.4	26.6	-1.0%	25.8	26.4	-2.1%
Revenue per Patient Day	$655	$630	4.1%	$650	$628	3.5%
EBITDA margin	22.0%	21.8%	20 bps	23.1%	23.9%	-80 bps

U.S. Same Facility Results (a)
Revenue	$488,112	$462,601	5.5%	$1,955,730	$1,849,058	5.8%
Patient Days	635,929	620,977	2.4%	2,546,768	2,467,725	3.2%
Admissions	40,712	40,101	1.5%	166,774	160,310	4.0%
Average Length of Stay (b)	15.6	15.5	0.9%	15.3	15.4	-0.8%
Revenue per Patient Day	$768	$745	3.0%	$768	$749	2.5%
EBITDA margin	25.0%	24.7%	30 bps	26.3%	26.6%	-30 bps

U.K. Same Facility Results (a,c)
Revenue	$254,279	$247,703	2.7%	$1,001,321	$964,618	3.8%
Patient Days	497,279	507,371	-2.0%	2,000,755	2,012,438	-0.6%
Admissions	2,265	2,271	-0.3%	9,346	9,525	-1.9%
Average Length of Stay (b)	219.5	223.4	-1.7%	214.1	211.3	1.3%
Revenue per Patient Day	$511	$488	4.7%	$500	$479	4.4%
EBITDA margin	16.1%	16.5%	-40 bps	16.7%	18.9%	-220 bps

U.S. Facility Results
Revenue	$501,225	$472,194	6.1%	$2,008,381	$1,904,695	5.4%
Patient Days	652,415	639,687	2.0%	2,613,164	2,538,737	2.9%
Admissions	42,222	40,322	4.7%	172,320	161,387	6.8%
Average Length of Stay (b)	15.5	15.9	-2.6%	15.2	15.7	-3.6%
Revenue per Patient Day	$768	$738	4.1%	$769	$750	2.4%
EBITDA margin	24.3%	23.8%	50 bps	25.1%	25.6%	-50 bps

U.K. Facility Results (c)
Revenue	$279,007	$271,630	2.7%	$1,099,081	$1,059,733	3.7%
Patient Days	664,709	678,162	-2.0%	2,673,715	2,702,551	-1.1%
Admissions	2,626	2,550	3.0%	10,786	10,776	0.1%
Average Length of Stay (b)	253.1	265.9	-4.8%	247.9	250.8	-1.2%
Revenue per Patient Day	$420	$401	4.8%	$411	$392	4.8%
EBITDA margin	14.4%	14.6%	-20 bps	15.2%	16.7%	-150 bps

Total Facility Results (c)
Revenue	$780,232	$743,824	4.9%	$3,107,462	$2,964,428	4.8%
Patient Days	1,317,124	1,317,849	-0.1%	5,286,879	5,241,288	0.9%
Admissions	44,848	42,872	4.6%	183,106	172,163	6.4%
Average Length of Stay (b)	29.4	30.7	-4.5%	28.9	30.4	-5.2%
Revenue per Patient Day	$592	$564	5.0%	$588	$566	3.9%
EBITDA margin	20.8%	20.5%	30 bps	21.6%	22.5%	-90 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three months and year ended December 31, 2018 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2019 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months and year ended December 31, 2018 is 1.29 and 1.28, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(11,254)	$(331,637)	$108,923	$(175,750)
Net income attributable to noncontrolling interests	941	108	1,199	264
Provision for (benefit from) income taxes	65	(9,807)	25,866	6,532
Interest expense, net	43,710	47,704	187,094	185,410
Depreciation and amortization	41,767	39,472	164,044	158,832
EBITDA	75,229	(254,160)	487,126	175,288

Adjustments:
Equity-based compensation expense (a)	2,985	2,728	17,307	22,001
Transaction-related expenses (b)	11,756	24,499	27,064	34,507
Debt extinguishment costs (c)	-	875	-	1,815
Legal settlements expense (d)	-	22,076	-	22,076
Loss on impairment (e)	54,386	337,889	54,386	337,889
Adjusted EBITDA	$144,356	$133,907	$585,883	$593,576

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share amounts)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(11,254)	$(331,637)	$108,923	$(175,750)

Adjustments to income:
Transaction-related expenses (b)	11,756	24,499	27,064	34,507
Tax reform impact (f)	-	-	-	(10,472)
Debt extinguishment costs (c)	-	875	-	1,815
Legal settlements expense (d)	-	22,076	-	22,076
Loss on impairment (e)	54,386	337,889	54,386	337,889
Income tax effect of adjustments to income (g)	(9,860)	(12,866)	(11,244)	(14,687)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$45,028	$40,836	$179,129	$195,378

Weighted-average shares outstanding - diluted (h)	87,963	87,508	87,816	87,415

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.51	$0.47	$2.04	$2.24

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for (benefit from) income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs, legal settlements expense and loss on impairment. We define Adjusted income as net income (loss) adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs, legal settlements expense, loss on impairment and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, strategic review and other acquisition-related costs.

(c) Represents debt extinguishment costs recorded in connection with the repricing amendments to the Amended and Restated Credit Agreement in March 2018 and the repayment of the 9.0% and 9.5% Revenue Bonds in December 2018.

(d) Represents $19.0 million related to the Company’s billing for lab services in West Virginia and $3.1 million related to the resolution of the shareholder class action lawsuit in 2011 in connection with our merger with PHC.

(e) For the three months and year ended December 31, 2019, represents a non-cash long-lived asset impairment charge of $27.2 million related to two closed U.S. facilities and $27.2 million related to certain closed U.K. facilities. For the three months and year ended December 31, 2018, represents a non-cash goodwill impairment charge of $325.9 million and a non-cash long-lived asset impairment charge of $12.0 million related to certain U.K. facilities.

(f) Represents tax benefit related to the enactment of the Tax Cuts and Jobs Act.

(g) Represents the income tax effect of adjustments to income based on tax rates of 18.1% and 7.0% for the three months ended December 31, 2019 and 2018, respectively, and 17.2% and 14.0% for the year ended December 31, 2019 and 2018, respectively.

(h) For the three months ended December 31, 2019 and three months and year ended December 31, 2018, approximately 0.2 million, 0.1 million and 0.1 million, respectively, of the outstanding restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted. These shares are excluded from the calculation of diluted earnings per share in the condensed consolidated statement of operations because the net loss for the respective periods cause such securities to be anti-dilutive.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000